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                                                                     Exhibit 4.8

                          Registration Rights Agreement
                          -----------------------------

THIS REGISTRATION RIGHTS AGREEMENT is made as of the 28th day of June, 2002

BETWEEN:

                  WORKSTREAM INC.,
                  a corporation incorporated under the laws of Canada

                  (hereinafter referred to as the "Company")

AND:

                  those persons listed on Schedule "A" attached hereto

                  (the persons listed on Schedule "A" attached hereto are hereinafter referred to as the "Investors")

WHEREAS:

A. This Agreement is being entered into pursuant to that certain Agreement and Plan of Merger dated as of May 23, 2002 among the Company, Workstream Acquisition, Inc., a wholly owned subsidiary of the Company ("Merger Sub") and Icarian, Inc. (the "Merger Agreement"). The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Icarian, Inc. in a statutory merger (the "Merger") in which all outstanding shares of capital stock of Icarian, Inc. will be converted into the right to receive, and will be exchangeable for, shares of Common Stock of the Company.

B. As an inducement for the Investors to approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, the Company desires to grant the registration rights to the Investors as set forth herein with respect to the shares of Common Stock of the Company issued to such Holders in the Merger.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereto covenant and agree as follows:

1.       REGISTRATION RIGHTS
         -------------------

         1.1.     Definitions. In this Agreement:

                  1.1.1. "1933 Act" means the United States Securities Act of 1933, as amended;







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                  1.1.2. "1934 Act" means the United States Securities Exchange
                  Act of 1934, as amended;

                  1.1.3. "Affiliate" means as to any person, any other person which directly or indirectly is controlled by, controls or is under direct or common control with such person;

                  1.1.4. "Agreement," "hereto," "herein," "hereof," "hereunder" and similar expressions refer to this Agreement and not any particular paragraph or any particular portion of this agreement and includes all schedules attached to this Agreement;

                  1.1.5. "Common Shares" means shares of common stock of the Company;

                  1.1.6. "Form F-1," "Form F-2," "Form F-3," "Form F-4" and
                  "Form S-8" mean such respective forms under the 1933 Act, as in effect on the date of this Agreement or any successor registration forms to Form F-1, Form F-2, Form F-3, Form F-4 and Form S-8, respectively, under the 1933 Act subsequently adopted by the SEC;

                  1.1.7. "Holder" means any of the Investors or any assignee of Registrable Securities in accordance with Section 7.1;

                  1.1.8. "Immediate Family" means, with respect to any natural person, each of such person's spouse, father, mother, brothers, sisters, aunts, uncles, nieces and nephews and lineal descendants and ancestors;

                  1.1.9. "Investors" means those persons listed on Schedule "A" attached hereto;

                  1.1.10. "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act with the SEC, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document by the SEC;

                  1.1.11. "Registrable Securities" means the Common Shares issued or issuable pursuant to the Merger Agreement and any Common Shares issued upon any share split of the Common Shares or issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Common Shares. In the event of any merger, reorganization, consolidation, re-capitalization or other change in corporate structure affecting the Common Shares, such adjustment shall be made in the definition of "Registrable Securities" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to Section 2. For purposes of this Agreement, any Registrable Securities shall cease to be Registrable Securities when (a) a registration statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective registration statement, or (b) such Registrable Securities are sold by a person in a transaction that is exempt from registration pursuant to Rule 144 under the 1933 Act.





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                  1.1.12. "SEC" means the United States Securities and Exchange
                  Commission.

2.       REGISTRATION
         ------------

         2.1.     Company Registration.
                    (a) Notice. If the Company proposes to register any of its shares or other equity securities (or securities convertible into equity securities) under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form F-4 or a registration on Form S-8 relating solely to the sale of securities to participants in a Company employee and/or director stock plan), the Company will, at such time, give each Holder at least thirty (30) days prior written notice before filing such registration statement with respect to such registration and will afford such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Upon the written request of any Holder, given within 20 days after the receipt of such notice by the Company, the Company will, subject to the provisions of Section 5.1, cause a registration statement covering all of the Registrable Securities, as the case may be, that such Holder has requested to be registered, subject to Section 5.2, to become effective under the 1933 Act. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                    (b) No Obligation to Complete Offering. The Company is under no obligation to complete any offering of its securities it proposes to make and will incur no liability to any Holder for its failure to do so.

3.       REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934
         ---------------------------------------------

         3.1. Resales Under Rule 144; Form F-3 Registration. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to have the resale of the Registrable Securities registered pursuant to a registration statement on Form F-3, the Company will, so long as any Registrable Securities remain outstanding:

                  3.1.1 Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days following the effective date of the first registration statement filed by the Company under the 1933 Act for the offering of its securities to the general public;





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                  3.1.2 File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  3.1.3 furnish to a Holder so long as such Holder owns any Registrable Securities, forthwith upon request:

                        3.1.3.1. a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days following the effective date of the first registration statement filed by the Company under the 1933 Act for the offering of the securities to the general public) and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies);

                        3.1.3.2. a copy of the most recent annual or quarterly report of the Company and such other reports and documents so publicly filed by the Company with the SEC; and

                        3.1.3.3. such other documents as may be reasonably requested by a Holder in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

4.       OBLIGATIONS OF THE COMPANY
         --------------------------

         4.1. Effecting a Registration. If the Company is required under this Agreement to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective and keep such registration statement effective for up to 180 days or until such earlier time that the distribution of the Holders' securities has been completed (such 180-day or shorter period, the "Effectiveness Period"); provided such Effectiveness Period shall be extended by the amount of time the Holders were prohibited from selling Registrable Securities pursuant to Section 8.1.

         4.2. Additional Obligations for US Registrations. In addition to its obligations under Section 4.1, if the Company is required under this Agreement to effect the registration of any Registrable Securities, the Company will:





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                  4.2.1 prepare and file with the SEC such amendments and
                  supplements to the registration statement and the prospectus used in connection with such registration statement, and cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during the Effectiveness Period;

                  4.2.2 furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders;

                  4.2.3 use best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as is reasonably requested by the Holders, except that the Company is not required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction;

                  4.2.4 upon any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

                  4.2.5 notify each Holder covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly file such amendments and supplements as required pursuant to Section 8.1 on account of such event and cause each such amendment and supplement to become effective;

                  4.2.6 furnish, at the request of a Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

                        4.2.6.1. an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

                        4.2.6.2. a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;





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                  4.2.7 cause all such Registrable Securities registered
                  pursuant to this Agreement to be listed on each securities exchange or quotation service on which similar securities of the Company are then listed.

         4.3. Furnish Information. The obligations of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities of any selling Holder is conditional upon such selling Holder furnishing to the Company on a timely basis such information regarding itself, the Registrable Securities held by such Holder and the intended method of disposition of such securities, as is required to effect the registration or qualification of such Holder's Registrable Securities.

         4.4. Expenses of Company Registration. Subject to Section 4.5, the Company will bear and pay all reasonable fees and expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to
         Section 2 for each Holder including, without limitation, reasonable legal fees and expenses of one counsel to the Holders, all registration, filing and qualification fees and printing and accounting fees.

         4.5. Underwriting Discounts and Commissions. All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 2 will be borne and paid rateably by the Holders of such Registrable Securities.

5.       UNDERWRITING REQUIREMENTS
         -------------------------

         5.1. Underwriting Requirements.

                  5.1.1 In connection with any offering involving an underwriting of securities being issued by the Company, the Company is not required under Section 2 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.

                  5.1.2 If the managing underwriter for the offering advises the Company in good faith in writing that marketing factors require a limitation of the number of securities to be underwritten, then the managing underwriter(s) may exclude securities (including Registrable Securities) from the registration and the underwriting and the number of securities that may be included in the registration and the underwriting shall be allocated first to the Company and second to Holders requesting inclusion of their Registrable Securities in such registration statement.





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         5.2. Allocation of Cutback. If the amount of securities to be included in a registration is to be reduced in accordance with Section 5.1, the securities that would otherwise be included will be reduced in the following order:

                  5.2.1 all securities that shareholders, other than the Holders, seek to include in the offering will be excluded from the offering to the extent limitation on the number of securities included in the underwriting is required;

                  5.2.2 if further limitation on the number of securities to be included in the underwriting is required, and subject to
                  Section 5.1, then the number of securities held by the Holders that may be included in the underwriting will be reduced so that the number of shares included by such Holders in the underwriting are pro rata in accordance with the number of Registrable Securities held by each such Holder requesting inclusion of their Registrable Securities.

         5.3. For purposes of Section 5.2, for any selling shareholder that is a Holder of Registrable Securities and is a partnership, a limited liability company or a corporation, the partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of such partners, retired partners, members, retired members and shareholders and any trusts for the benefit of any of the foregoing persons are collectively deemed to be a "Selling Holder," and any pro rata reduction with respect to such "Selling Holder" is based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Selling Holder."

6.       INDEMNIFICATION
         ---------------

         6.1. Indemnification by Company.
                  6.1.1 If any Registrable Securities are included in a registration statement under this Agreement, the Company will indemnify and hold harmless each Holder, the officers, directors, partners, members, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"):

                        6.1.1.1. any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                        6.1.1.2. the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or





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                        6.1.1.3. any violation or alleged violation by the
                        Company of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with any matter relating to such registration statement.

                  6.1.2 The Company will reimburse each such Holder, officer, director, partner, member, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, within one month after a request for reimbursement has been received by the Company.

                  6.1.3 The Company is not liable under the indemnity contained in this Section 6.1:

                        6.1.3.1. in respect of amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld or delayed):

                        6.1.3.2. to the extent that any loss, claim, damage, liability or action arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person; or

                        6.1.3.3. in the case of a sale effected directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), where:

                                 (i) such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus; and

                                 (ii) such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.




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                  6.1.4 For greater certainty, if in connection with any
                  underwritten public offering of Registered Securities, the Company or any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, the provisions of such underwriting agreement or purchase agreement, and not the provisions of this Agreement, shall be deemed to govern matters relating to indemnification and contribution as between such underwriters and the Company.

         6.2. Indemnification by Holder.

                  6.2.1 Each Holder that sells any Registrable Securities pursuant to any registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each employee, agent, and any underwriter for the Company, and any other Holder or other shareholder selling securities in such registration statement or any of its directors, officers, partners, members, agents or employees or any person who controls such Holder or such other shareholder or such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, or underwriter or controlling person, or other such Holder, shareholder, director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case only to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration.

                  6.2.2 Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter or controlling person, other Holder or other shareholder, officer, director, partner, member, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action within one month after a request for reimbursement has been received by such Holder.

                  6.2.3 The liability of any Holder under this indemnity is limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder in the offering giving rise to the Violation.

                  6.2.4 The Holder is not liable under the indemnity contained in this Section 6.2:

                        6.2.4.1. in respect of amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent will not be unreasonably withheld or delayed);





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                        6.2.4.2. in the case of a sale effected directly by the
                        Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), where:

                                 (i)      such untrue statement or alleged
                                       untrue statement or omission or alleged
                                       omission was contained in a preliminary
                                       prospectus and corrected in a final or
                                       amended prospectus; and

                                 (ii)     the Company failed to deliver a copy
                                       of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the 1933 Act.

                  6.2.5 The obligations of the Holders under this indemnity are several, not joint or joint and several.

         6.3. Indemnification Procedure
                  6.3.1 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, assume and control the defense thereof with counsel mutually satisfactory to the parties.

                  6.3.2 An indemnified party may retain its own counsel, with the fees and expenses to be paid by the indemnifying party, but only if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.

                  6.3.3 The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 6 to the extent of such prejudice, but the omission to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.3.3.





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         6.4. Contribution. If the indemnification provided for in this Section
         6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any Holder's cumulative, aggregate liability under this 6.4, or under Section 6.2, or under such Sections together, exceed the net proceeds from the offering received by such Holder. Notwithstanding anything to the contrary herein, no party shall be liable for contribution under this
         Section 6.4 except to the extent and under the circumstances as such party would have been liable to indemnify under Section 6.1 or Section 6.2, as the case may be, if such indemnification were enforceable under applicable law. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         6.5. Survival. The obligations of the Company and the Holders under this Section 6 survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

7.       ASSIGNMENT OF REGISTRATION RIGHTS
         ---------------------------------

         7.1. Assignment. The rights of the Holders under this Agreement may be assigned by any Holder to the following permitted transferees, and by such transferees to the following permitted transferees:

                  7.1.1 to an Affiliate, subsidiary, partner, member or shareholder of such Holder or transferee or an account managed or advised by the manager or adviser of such Holder or transferee;

                  7.1.2 by gift or bequest or through inheritance to, or for the benefit of, any member or members of such Holder's Immediate Family or to a trust for the benefit of any member or members of such Holder's Immediate Family;

                  7.1.3 to a trust in respect of which such Holder serves as trustee where the trust instrument governing such trust provides that such Holder, as trustee, will retain sole and exclusive control over the voting and disposition of such rights until the termination of this Agreement;





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                  7.1.4 to a limited partnership or limited liability company, all partners or members of which are members of such Holder's Immediate Family; or

                  7.1.5 in connection with the sale or other transfer of not less than 20% of the Registrable Securities outstanding as of the date of this Agreement (as adjusted for stock splits, combinations, stock dividends and recapitalizations) held by such Holder.

         7.2. Conditions to Transfer. Any transferee to whom rights under this Agreement are transferred:

                  7.2.1 as a condition to such transfer, will promptly deliver to the Company (a) a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement, (b) a certificate in substantially the same form as attached as Schedule "B" hereto; and

                  7.2.2 is deemed to be a Holder under this Agreement.

8.       MISCELLANEOUS PROVISIONS
         ------------------------
         8.1. Procedures for Amending or Supplementing Registration Statements. Whenever a registration statement covering Registrable Securities pursuant to any section of this Agreement is effective and the Company determines that, based upon advice of counsel, such registration statement or the prospectus relating thereto requires amendment or supplementing, the Company will notify all Holders of such fact and will promptly cause such registration statement or the prospectus relating thereto to be amended or supplemented, as the case may be, and will notify all Holders when such amendment or supplement has been filed and, as to any such amendment to a registration statement, declared effective. Holders will not sell any Registrable Securities until such latter notice is provided. If the board of directors of the Company determines in its reasonable discretion that it would not be in the best interests of the Company to so amend or supplement the registration statement at such time, the Company is entitled to delay the filing of such amendment or supplement for a period not to exceed 30 days.

         8.2. Termination of Registration Rights. The registration obligations of the Company pursuant to this Agreement terminate, with respect to any Holder, on the earlier of:

                  8.2.1 the date that such Holder (together with Affiliates, partners, members and former partners and former members) has sold under Rule 144 or otherwise all of the remaining Registrable Securities issued or issuable to such Holder;

                  8.2.2 the date on which counsel to the Company provides the Holder with an opinion, in a form reasonably acceptable to the Holder, that a sale of all Registrable Securities of the Holder would not be a distribution under the 1933 Act; and

                  8.2.3 June 1, 2007.

9.       GENERAL
         -------
         9.1. Notices. All notices, requests, consents and demands must be in writing and must be personally delivered (effective upon receipt), faxed (effective upon receipt of the fax in complete, readable form), or sent via a reputable overnight courier service (effective the following business day), to the Company at:

         Workstream Inc.
         495 March Road, Suite 300
         Kanata, ON  K2K 3G1
         Fax: (613) 236-9819
         Attention: Chief Executive Officer

         with a copy sent at the same time and by the same means to:

         Perley Robertson Hill & McDougall LLP
         90 Sparks St., 4th floor,
         Ottawa, Ontario  K1P 1E2
         Fax: (613) 238-8775
         Attention: M.A. Gerrior

         or to the Holders at their addresses specified on Schedule A,

         Any party hereto may by notice so given change its address or facsimile number for future notices hereunder.

         9.2 Entire Agreement. This Agreement, the Schedules attached hereto and the Merger Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter.

         9.3 Amendments, Waivers and Consents. Modifications or amendments to this Agreement may be made, and compliance with any covenant or provision of this Agreement may be omitted or waived, if the Company agrees thereto and the Company:

                  9.3.1 obtains the consent in writing from persons holding or having the right to acquire in the aggregate a majority of the Registrable Securities; and

                  9.3.2 in each such case, delivers copies of such consent in writing to any Holders who did not execute the consent, provided that any modification, amendment or waiver that adversely affects a Holder in a manner different from other Holders shall not be effective as against such adversely affected Holder unless consented to by such adversely affected Holder.

         9.4 Currency. All payments and amounts of money referred to in this Agreement are expressed in United States Dollars unless otherwise stated.

         9.5 Binding Effect; Assignment. This Agreement is binding upon and inures to the benefit of the personal representatives, successors and permitted assigns of the respective parties to this Agreement. The Company may not assign its obligations under this Agreement or any interest in this Agreement without obtaining the prior written consent of the Holders holding or having the right to acquire in the aggregate a majority of the Registrable Securities then outstanding.

         9.6 General. The headings contained in this Agreement are for reference purposes only and do not affect the meaning or interpretation of this Agreement. In this Agreement the singular includes the plural, the plural includes the singular, and the masculine gender includes the neuter, masculine and feminine genders. This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware.

         9.7 Severability. If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision may, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, will be enforced as any other provision of this Agreement, all the other provisions of this Agreement continuing in full force and effect.

         9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

         9.9 Specific Performance. The Company recognizes that the rights of the Holders under this Agreement are unique, and, accordingly, the Holders will, in addition to such other remedies available to them at law or in equity, have the right to enforce their rights under this Agreement by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Holders that exist apart from this Agreement.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

SIGNED, SEALED AND DELIVERED


                                          WORKSTREAM INC.

                                          Per: /s/ Michael Mullarkey
                                               ---------------------------------
                                          Title: C.E.O.


INVESTORS:
                                          Sands Brothers Venture Capital IV, LLC

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          SB Resource Associates, LLC

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          Van Wagoner Funds

                                          Per: /s/ R. Van Wagoner
                                               ---------------------------------
                                          Title: President

                                          KPCB Java Fund

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          Kleiner Perkins Caufield & Byers VIII

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          KPCB VIII Founders Fund

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          Wheatley Partners II, LP

                                          Per: /s/ Barry Rubenstein
                                               ---------------------------------
                                          Title:  General Partner

                                          Irwin Lieber

                                          Per: /s/ Irwin Lieber
                                               ---------------------------------
                                          Title:

                                          Woodland Partners

                                          Per: /s/ Barry Rubenstein
                                               ---------------------------------
                                          Title: General Partner

                                          Barry Fingerhut

                                          Per: /s/ Barry Fingerhut
                                               ---------------------------------
                                          Title:

                                          Fidelity Investors II, LP

                                          Per: /s/
                                               ---------------------------------
                                          Title:


                                          Blackfin Ventures, LLC

                                          Per: /s/ Bradford G. Peters
                                               ---------------------------------
                                          Title: Managing Member

                                          Blackfin Ventures II, LLC

                                          Per: /s/ Bradford G. Peters
                                               ---------------------------------
                                          Title: Managing Member

                                          The P/A Fund III, LP

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          APA Excelsior IV, LP

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          APA Excelsior IV/OffShore LP

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          Patricof Private Investment Club, LP

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          Presidio Venture Partners, LLC

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          Ernest Von Simson

                                          Per: /s/ Ernest Von Simson
                                               ---------------------------------
                                          Title:

                                          Sequoia M&M LLC

                                          Per: /s/
                                               ---------------------------------
                                          Title:

                                          Van Wagoner Crossover Fund, LP

                                          Per: /s/ Audrey Buckner
                                              -------------------------------
                                          Title: Member

                                  SCHEDULE "A"
                         NAME AND ADDRESSES OF INVESTORS

                                  SCHEDULE "B"
                               FORM OF CERTIFICATE

                  In connection with our purchase of shares of the common stock (the "securities") of WORKSTREAM INC. ("the Company"), we confirm that:

                  (a)  we are authorized to acquire the securities;

                  (b) we are [an institution that is] an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "U.S. Securities Act"), or if we are not an accredited investor, we represent that our income and net worth are such that we are not now, and do not contemplate that we will be, required to dispose of the securities to satisfy any existing or expected undertaking or indebtedness. We have such knowledge, sophistication and experience in financial and business matters that we are capable of evaluating the merits and risks of the prospective investment and have the ability to bear the economic risks of the prospective investment and can afford the complete loss of such investment;

                  (c) we are acquiring the securities for our own account (or for accounts as to which we exercise investment management discretion and have authority to make the statements contained in this letter), and not with a view to any resale, distribution or other disposition of the securities in any transaction that would be in violation of the securities laws of the United States or any state thereof, subject to the disposition of our property being at all times within our control;

                  (d) we have been afforded the opportunity to obtain information regarding the Company and the securities as we deem necessary;

                  (e) we understand that the securities have not been and will not be registered under the U.S. Securities Act and we agree that we may offer, sell or otherwise transfer such securities (other than pursuant to an effective registration statement under the U.S. Securities Act) only if the securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and we have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to that effect;

                  (f) we understand and acknowledge that upon original issuance and for such time as is required under applicable requirements of the U.S. Securities Act or state securities laws, the certificates representing the securities, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, HAVE BEEN TAKEN FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY APPLICABLE STATE WITH RESPECT TO THESE SHARES, IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR THE APPLICABLE STATE SECURITIES LAWS ARE THEN IN FACT APPLICABLE TO THE OFFER OR SALE."

                  (g) the foregoing representations, warranties and undertakings are made by us with the intent that they be relied upon in determining our suitability to acquire securities and the undersigned hereby agrees that such representations and warranties shall survive the acceptance by the Company of this certificate and any issuance of securities. If any of the representations, warranties or acknowledgements contained herein shall at any time become untrue, we agree immediately to notify the Company in writing. We also agree that we may not cancel, terminate or revoke this certificate.



                                                ________________________________
                                                Name of Purchaser (please print)

Dated:

                                                By: ____________________________
                                                    Name:
                                                    Title: